EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Electro Scientific Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-58292, 33-65477, 333-35927, 333-84552 and 333-88727) on Form S-3 and registration statements (Nos. 2-91731, 33-2623, 33-2624, 33-34098, 33-37148, 33-46970, 33-70584, 33-63705, 333-16485, 333-16487, 333-29513, 333-35917, 333-46443, 333-55060, 333-67356, 333-88411, 333-122660, 333-122661, 333-122662, 333-137878 and 333-137879) on Form S-8 of Electro Scientific Industries, Inc. of our reports dated August 13, 2007, with respect to the consolidated balance sheets of Electro Scientific Industries, Inc. as of June 2, 2007 and June 3, 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 2, 2007, management’s assessment of the effectiveness of internal control over financial reporting as of June 2, 2007 and the effectiveness of internal control over financial reporting as of June 2, 2007, which reports appear in the June 2, 2007 annual report on Form 10-K of Electro Scientific Industries, Inc.

Our report on the consolidated financial statements refers to Electro Scientific Industries, Inc.’s adoption of the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

/s/ KPMG LLP

Portland, Oregon

August 13, 2007